CONSENT OF QUALIFIED PERSON

VIA SEDAR

British Columbia Securities Commission

Alberta Securities Commission

Ontario Securities Commission

United States Securities and Exchange Commission

Dear Sirs/Mesdames:

Re:

Tanzanian Royalty Exploration Corporation (the “Company”)

Short Form Prospectus dated August 10, 2011 (the “Prospectus”)

Registration Statement on Form F-10

This letter is being filed as the consent of the undersigned to being named in the Prospectus and to the use of and inclusion of reference in the Prospectus to the technical reports entitled: (i) “Report on the Lunguya Mineral Exploration Property of Tanzanian Royalty Exploration Corporation in the Kahama District, Shinyanga Region of the United Republic of Tanzania, East Africa” dated February 8, 2010; (ii) “Report on the Ushirombo Mineral Exploration Property of Tanzanian Royalty Exploration Corporation in the Bukombe District, Shinyanga Region of the United Republic of Tanzania, East Africa” dated August 31, 2009; and (iii) “Report on the Kibara Mineral Exploration Property of Tanzanian Royalty Exploration Corporation in the Bunda District, Mara Region of the United Republic of Tanzania, East Africa” dated October 31, 2009 (collectively, the “Technical Reports”). I also consent to any extracts from or a summary of the Technical Reports in the Prospectus or included by reference in the Prospectus of the Company.

I, Martin J. Taylor, hereby confirm that I have read the Prospectus and have no reason to believe that there are any misrepresentations in the information contained in the Prospectus that are: (a) derived from the Technical Reports; or (b) within my knowledge as a result of the services I performed in connection with the Technical Reports.

I consent to the public filing of the Technical Reports and to extracts from and summaries from the Technical Reports being included in the Prospectus as filed. I certify that I have read the Prospectus being filed by the Company and that it fairly and accurately represents the information in the sections of the Technical Reports for which I am responsible.

In addition, I hereby consent to the use of my name in Tanzanian Royalty Exploration Corporation’s registration statement on Form F-10, and any amendments thereto filed under the Securities Act of 1933, as amended (the “Registration Statement”), to the inclusion and incorporation by reference in the Registration Statement of information derived from the Technical Reports.

Dated this 10 day of August, 2011.

      /s/ Martin J. Taylor

Martin J. Taylor